UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2013

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas  77002
(Address of principal executive offices)

Registrant's telephone number, including area code: (713) 753-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On October 9, 2013, the accounting referee hearing the dispute between KBR, Inc. and our former parent, Halliburton Company, under the Tax Sharing Agreement between the two companies issued its report regarding the claims made by each party.  The report finds a net amount owed by KBR to Halliburton of approximately $105 million with each party bearing its own costs related to the matter.  Previously an arbitration panel hearing disputes between Halliburton and KBR under the Master Separation Agreement  had found several unspecified claims of Halliburton's to be time barred, and we are reviewing our ability to return to the arbitration panel to determine if any of Halliburton's claims submitted to the referee were time barred and any other remedies we may have.  We had previously recorded a net liability of $30 million related to tax disputes with Halliburton.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date October 11, 2013	By:	/s/ Jeffrey B. King
Jeffrey B. King Vice President, Public Law